Exhibit 10.12

Criteo

Indefinite-term Employment Agreement

Between the undersigned:

Criteo, a French société anonyme (corporation) with stated capital of €362,160.15, registered with the Paris Trade and Companies Registry under number 484 786 249, whose registered office is located at 8 Boulevard des Capucines, 75009 Paris;

Represented by Jean-Baptiste Rudelle, Chief Executive Officer

(Hereinafter, the “Company”)

Party of the first part;

And

Benoît Fouilland, whose address is ## #### #### ####, who holds French nationality and who is registered with Social Security under number # ## ## ## ### ### ##;

(Hereinafter, the “employee”)

Party of the second part.

Now, therefore, it has been agreed as follows:

Section 1-. EMPLOYMENT

1-1 The employee, who represents that he is free of all commitments as of the effective date of this agreement, and that he is not bound by any covenant not to compete, is hereby hired for the position of Chief Financial Officer, subject to the results of the pre-employment medical examination.

1-2. This agreement is governed by French law, the Engineering Firms, Consulting Engineering Firms and General Consultants National Collective Bargaining Agreement (Convention Collective Nationale des Bureaux d’Etudes Techniques, Cabinets d’Ingénieurs Conseils et Sociétés de Conseils) (no. 1486 http://www.syntec.fr/content/view/10/16) (hereinafter, the “Collective Bargaining Agreement”) and the specific provisions referred to below.

Section 2-. TERM AND TERMINATION OF THE AGREEMENT

2-1. This agreement is entered into for an indefinite term as of March 1, 2012.

2-2. However, it shall take effect permanently only at the conclusion of a probationary period of three months of actual work.

By the parties’ mutual agreement, this probationary period may be extended for an additional three months.

During this probationary period, either party may terminate this employment agreement by giving the prior notice required by law.

In the event the Company terminates this agreement on any grounds other than gross negligence (faute lourde) during a period of six (6) months as of the first day of actual work, Mr. Benoît Fouilland shall receive gross severance compensation of €270,000 (two hundred seventy thousand euros).

(2 sets of initials)

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

Criteo

The nature of this compensation and the specific circumstances under which it was established enable Mr. Benoît Fouilland to represent that the amount of this compensation:

•	which was carefully established and reviewed by both parties,

•

covers, on an all-inclusive and overall basis, all losses he may sustain in the event of the termination of his contractual relationship with Criteo and, more broadly, all losses that he may incur due to a termination under the circumstances discussed in this section.

2-3. Departure due to a change in the control of the Company

If within a period of six months following a change in the control of the Company, Mr. Benoît Fouilland is terminated at the Company’s initiative on any grounds other than gross negligence, or if Mr. Benoît Fouilland decides to leave of his own initiative due to (i) a significant reduction in the scope of his duties and responsibilities or (ii) a unilateral reduction in his fixed compensation, Mr. Benoît Fouilland shall receive gross severance compensation in an amount equal to one year’s total compensation, as defined in Section 5 below, including variable compensation calculated on the basis of a 100% achievement of objectives. The nature of this compensation and the specific circumstances under which it was determined enable Mr. Benoît Fouilland to represent that the amount of this compensation:

•	which was carefully established and reviewed by both parties,

•

covers, on an all-inclusive and overall basis, all losses he may sustain in the event of the termination of his contractual relationship with Criteo and, more broadly, all losses that he may incur due to a termination under the circumstances discussed in this section.

For purposes of this section, “change of control” means any transaction, regardless of its terms, that results in (i) a takeover of the Company by another company that is not controlled by the shareholders who control the Company immediately before such takeover is completed; (ii) a sale by one or more of the Company’s shareholders to one or more third parties of a number of shares that confers on such third party or parties more than 50% of the stated capital and voting rights in the Company; or (iii) a sale of all or nearly all of the Company’s assets to a third party that is not controlled by the Company or its shareholders.

Section 3-. DUTIES

The employee shall have management status and hold the position of Chief Financial Officer, which corresponds to position 3.3, hierarchical coefficient 270, of the Collective Bargaining Agreement.

Due to the nature of this position, the duties involved are subject to change in connection with the Company’s adaptation requirements and its needs.

Section 4-. WORKPLACE

4-1. For information purposes, the employee is advised that his customary workplace will be at the Company’s premises located at 8 Boulevard des Capucines, 75009 Paris.

The employee shall perform his duties at the Company’s principal office or at any other place where his presence is deemed necessary for the proper functioning of the Company.

4.2 In light of the strategic nature of his duties, Mr. Benoît Fouilland shall be an integral part of the Company’s management committee.

However, in light of the nature of the Company’s activities, the Company reserves the right, depending on its interests and needs, to change the customary workplace of the members of its management committee. In such case, the Company reserves the right to change Mr. Benoît Fouilland’s workplace to another location in France, the United Kingdom or the United States, without such change constituting an amendment to the employee’s employment agreement.

(2 sets of initials)

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

Criteo

If Mr. Benoît Fouilland’s workplace is changed to a location outside the Ile de France region, Mr. Benoît Fouilland shall be transferred subject to terms and conditions to be agreed upon beforehand by both parties.

4-3. In addition, the employee’s duties may require him to perform assignments in France and/or abroad. In such case, the Company shall decide the travel and accommodation conditions.

Section 5-. COMPENSATION

In consideration for his work, the employee shall receive gross annual compensation of €270,000 (two hundred seventy thousand euros), paid over 12 months, i.e., a gross salary of €22,500 (twenty-two thousand five hundred euros) per month.

This compensation may be supplemented by variable bonuses in an annual gross amount of €80,000 (eighty thousand euros) if 100% of objectives are achieved, which may in no event exceed the gross amount of €160,000 (one hundred sixty thousand euros) per year, i.e., if 200% of objectives are achieved.

These variable bonuses are based on objectives tied to the performance of the Company and the employee, and will be established and communicated to the employee by his superior.

Section 6-. WORKING TIME

In light of the duties the employee is appointed to perform and the autonomy he has in performing them, the employee is subject to an individual agreement providing for a fixed number of workdays per year, in accordance with the provisions of the Engineering Firms collective bargaining agreement.

Pursuant to such agreement, and in accordance with statutory provisions, the number of days to be worked is set at 218 workdays per year.

The number of days off to which the employee will be entitled during a calendar year shall be determined and communicated each year by the Company. Days corresponding to work time reduction are acquired in proportion to the number of days actually worked during the year.

Days off shall be taken as full days, unless an exception is expressly approved by the employee’s superiors.

Furthermore, in agreement with his superiors, the employee may waive the right to take some of his days off. Such approval must be given in writing. The total number of days worked during the year shall in no event exceed a maximum of 227 days. These additional days worked shall be compensated by a 10% salary increase.

Lastly, it is hereby reiterated that the employee has the autonomy necessary to perform his duties, in particular with respect to the manner in which he organizes his work schedule.

Nevertheless, the Company intends to ensure that the employee complies with the applicable minimum daily and weekly rest periods and, therefore, prefers that work be performed during the Company’s business days and hours.

The employee shall also comply with any procedure in effect within the Company for summarizing, from time to time, the number of days worked and observance of daily and weekly rest periods.

(2 sets of initials)

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

Criteo

Section 7-. PAID VACATION

The employee shall be entitled to paid vacation in accordance with the provisions of the French Labor Code (Code du Travail) and the Collective Bargaining Agreement.

Section 8-. PROFESSIONAL OBLIGATIONS

The employee shall comply with the provisions regulating working conditions applicable to all of the Company’s employees, as well as the general rules concerning discipline and workplace safety, as they appear in the Company’s internal rules and regulations, which have been provided to him.

Section 9-. COPYRIGHT - WARRANTY

9-1. In accordance with Article L 113-9 of the French Intellectual Property Code (Code de la Propriété Intellectuelle), the Company is the holder, from the outset, of the rights to software and to the documentation thereto that the employee creates in the performance of his duties or pursuant to the Company’s instructions.

Accordingly, the employee shall assign to the Company, exclusively and permanently, for the whole world and for the duration of the legal protection afforded to copyright, full title to:

•

Software, IT developments and work of any kind, in particular web pages, HTML developments, both source codes and object codes, as well as the documentation thereof, including, in particular, the preliminary design work, within the meaning of Article L 112-2 of the French Intellectual Property Code, as well as the specifications, preliminary studies, plans, models, functional and organic analysis files, programming files, including interface specifications, technical documentation, use documentation and the user’s manual documenting all [work] performed other than in the performance of his duties using the Company’s equipment or know-how (hereinafter, the “creations”).

In accordance with the provisions of Articles L 122-6 and L 131-3 of the French Intellectual Property Code, the assignment includes all:

•

The rights to reproduce and integrate the creations, in whole or in part, in any form, on all media, in particular, paper, magnetic, digital or any other computer or electronic medium, whether known or unknown, existing now or in the future;

•

The rights to present [the creations] using any broadcasting means, whether currently known or unknown, in particular, over any telecommunication, internet or intranet network, or any means of telecommunication, including terrestrial, satellite or cable broadcasting;

•	The rights to adapt, modify, decompile, translate into any language or programming language, arrange, correct errors, monitor, maintain, upgrade and edit the creations;

•

The rights to make available and distribute to the public, in any form, as well as the right to assign or license to any third party all or part of the rights assigned. These rights include the rights to use [the creations], for consideration or free of charge, directly or indirectly, including initial marketing rights and the rights to lease and lend [the creations]. In accordance with the provisions of Article L. 113-9 of the French Intellectual Property Code, the employee shall not be entitled to any additional compensation or payment in consideration for the statutory assignment of rights to the employer and, in the event the assignment does not come within the aforementioned statutory framework, the price for this assignment is definitively included in the compensation that the employee receives for producing the creations.

(2 sets of initials)

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

Criteo

9-2. Inventions produced by the employee will be governed by the provisions of Articles L 611-6 et seq. and R. 611-1 et seq. of the French Intellectual Property Code, as well as the provisions of Articles 75 et seq. of the Collective Bargaining Agreement. In this respect, the employee acknowledges that, by their nature, the duties that he is appointed to perform pursuant to this agreement include an inventive assignment.

9-3. The employee warrants the Company that he holds all intellectual property rights in the creations and inventions assigned, that the creations and inventions do not constitute infringement and that entering into this agreement does not infringe the rights of any third parties.

Consequently, the employee shall hold the Company harmless from any action, claim, demand or opposition by any person alleging an intellectual property right, act of unfair competition and/or act of passing off concerning the creations and inventions assigned to the Company.

The employee undertakes not to include in his creations and inventions any element borrowed from a preexisting creation without having first obtained the Company’s written approval, as well as the necessary authorizations from the right holders in the creation(s) or invention(s). If the Company’s prior approval is not obtained, the author shall indemnify the Company for all claims based on demands of third parties concerning such borrowed elements and for all expenses or losses it may incur as a result of such claims.

9-4. The employee shall cooperate with the Company, sign all instruments, including all reiterative instruments (actes réitératifs), and carry out all formalities that may be necessary to perfect the assignments of rights provided for in this section. The employee acknowledges that this undertaking will survive the termination of his employment agreement, regardless of the reason therefor.

(2 sets of initials)

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

Criteo

Section 10-. EXCLUSIVITY - CONFIDENTIALITY

10-1 The employee shall devote all of his time and provide all of his services to the Company and shall not, during the entire term of this agreement, without the Company’s prior written approval, engage in any competing professional activity, whether or not remunerated, for his own account or on behalf of a third party.

10-2 In performing his duties, the employee will have access to confidential information, in particular commercial and/or financial information, in any format, concerning the Company or any of the companies of its group. In order to provide reasonable protection to the Company’s interests and business, as well as to the businesses of the companies of its group, the employee shall not use or disclose such information, and shall maintain the strictest confidentiality with respect to such information.

This undertaking to maintain confidentiality shall continue to apply after the termination of the employee’s employment agreement and shall cease to be in force only if said information comes into the public domain without any unlawful disclosure by the employee.

Section 11-. COVENANT NOT TO COMPETE

11-1 In light of his duties as Chief Financial Officer, in the event of the termination of his employment contract, regardless of the reason therefor, the employee shall not:

•

Work, in any capacity, such as an employee, corporate officer, independent consultant, etc., for a company that develops and/or markets products that compete with those of the Company, i.e., an advertising targeting or retargeting solution;

•	Directly or indirectly acquire an interest, in any form, in a company of such type.

This covenant not to compete shall be limited to a period of one year as of the date that the employee actually leaves the Company and covers France, Great Britain and the United States.

11-2 In consideration for this covenant not to compete, the employee shall receive a gross monthly payment in an amount equal to 33% of the average monthly salary received during the 12 months preceding the termination of the employment agreement, which shall be paid on the customary pay dates. This payment is considered a salary and, therefore, is subject to social security contributions and other applicable social charges, which the employee hereby expressly acknowledges.

11-3 The Company may waive the benefit of this covenant not to compete, provided it informs the employee within a period of 15 days following notice of the termination of the employment agreement by either party. In such case, no payment shall be owed during such 15-day period.

(2 sets of initials)

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

Criteo

Section 12-. PENALTY CLAUSE

In the event he breaches the covenant not to compete or the confidentiality clause, the employee shall owe the Company a penalty, which is set at a lump sum equal to six (6) months of his last fixed gross monthly salary, without the need to give prior notice to cease the competitive activity or the breach of confidentiality.

This compensation shall not release the employee from his contractual obligations until the expiration thereof.

Payment of the penalty shall not deprive the Company of the right it hereby expressly reserves to obtain fair compensation for losses sustained, as well as an injunction prohibiting the competitive activity or the breach of confidentiality, subject to a fine for non-compliance.

Section 13-. DUTY OF DISCRETION AND FAIR COMPETITION

Whether during the term of the employment agreement or after the termination thereof, regardless of the reason therefor, the employee undertakes to comply with his duty of discretion to the Company and, therefore, shall not denigrate and/or cause injury to the Company’s image and interests, as well as to its shareholders, managers, employees and all partners, in any manner or in any form.

Furthermore, the employee shall not directly or indirectly commit any acts that constitute unfair competition, including but not limited to:

•	Denigrating the products, services or policies of the Company and, more broadly, any denigration that may harm the Company’s reputation;

•	Voluntarily creating confusion between the Company and any new employer (name or acronym that are nearly identical, use of distinctive signs, etc.);

•	Any act that may harm the Company’s organization, such as poaching the Company’s employees, stealing its customers, etc.

The employee also undertakes not to encourage, attempt to encourage or assist any other person in encouraging or attempting to encourage any of the Company’s customers or suppliers to terminate their work or business relationships with the Company.

In the event the employee breaches this clause, the Company reserves the right to initiate legal action to obtain fair compensation for losses sustained, as well as an injunction prohibiting the acts of unfair competition, subject to a fine for non-compliance.

Section 14-. RETIREMENT, DISABILITY AND LIFE INSURANCE

The employee agrees that the employee’s share of the contributions to the various disability insurance and supplemental retirement pension plans currently in effect, as well as for plans that may be subsequently set up within the Company, may be withheld each month from his salary.

Solely for information purposes, the employee is hereby informed that the Company’s employees are the beneficiaries of the following supplemental social protection plans: a supplemental retirement pension plan concluded with Mederic and a disability insurance plan concluded with Generali.

The employee has been provided with a description of the benefits currently granted.

In addition, the Company will pay for a life insurance policy covering Mr. Benoît Fouilland in accordance with the terms and conditions and providing coverages equivalent to those set forth in Attachment 1 to this agreement.

(2 sets of initials)

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

Criteo

Section 15-. STATUTE OF LIMITATIONS

In accordance with the provisions of Article 2254, paragraph 1, of the French Civil Code (Code Civil), and subject to any contrary legal provisions, the parties agree to reduce to one year the statute of limitations for all actions arising from the conclusion, performance and termination of this employment agreement.

Executed in Paris, on November 18, 2011

In two original counterparts

Benoît Fouilland	On behalf of the Company
“Read and approved”	Jean-Baptiste Rudelle
/s/ Benoît Fouilland	/s/ Jean-Baptiste Rudelle

8 Boulevard des Capucines, 75009 Paris, France – Tel. +33 (0)1 40 40 22 90 - Fax +33 (0)1 44 54 30 89

A French société anonyme (corporation) with stated capital of €362,160.15 - Paris Trade and Companies Registry no. 484 786 249 00058

SAP

SUMMARY OF DEATH AND DISABILITY COVERAGES – ALL EMPLOYEES

1 – PLAN OPTIONS

COVERAGES	COVERAGE AMOUNTS

Death or TILA - all causes	OPTION 1	OPTION 2
• Single, widowed, divorced, separated with no dependent children	350% RS	350% RS
• Married or in domestic partnership with no dependent children	400% RS	400% RS
• Single, widowed, divorced, separated with a dependent child	400% RS	500% RS
• Married or in domestic partnership with one dependent child	400% RS	500% RS
• Increase for each additional dependent child	60% RS	100% RS

Educational Benefit Payment of a temporary annual benefit equal to:
• until [the child’s] 11th birthday	20% RS	12% RS
• from [the child’s] 11th to 19th birthdays	25% RS	15% RS
• from [the child’s] 19th to 26th birthdays	30% RS	18% RS

Accidental Death or TILA
• Single, widowed, divorced, separated with no dependent children	350% RS	350% RS
• Married or in domestic partnership with no dependent children	400% RS	400% RS
• Single, widowed, divorced, separated with a dependent child	400% RS	500% RS
• Married or in domestic partnership with one dependent child	400% RS	500% RS
• Increase for each additional dependent child	60% RS	100% RS

Double indemnity (Subsequent or simultaneous death of spouse) Payment of an annual educational benefit equal to:	Twice the amount of the above educational benefits

Benefit in the event the insured’s spouse predeceases Payment of an annual educational benefit equal to:	The educational benefits provided under option 2

Funeral expenses In the event of the death of the insured, his/her spouse, his/her domestic partner or a minor dependent child, payment of a benefit equal to:	100% MSSC

Temporary Employment Disability Waiting period Amount (less Social Security benefits)	90 continuous days 100% RS

Permanent Disability Annual payment, less Social Security benefits, equal to: • Categories 2 and 3	100% RS
• Category 1	60% RS

MSSC: Monthly Social Security Ceiling (€2,885 as of 1/1/2010)

The coverages described above will in no event be less than the SYNTEC benefits listed below:

•	Death benefit: 340% of the Annual Social Security Ceiling (ASSC) for all employees

•	Educational Benefit: as a percentage of the ASSC:

•	Until [the child’s] 18th birthday: 24%

•	From [the child’s] 18th to 26th birthdays (if he/she pursues higher education): 30%

2 - DEFINITIONS

•	RS:

The gross annual Reference Salary is divided into three levels:

•	Level A of annual compensation is limited to the annual Social Security ceiling (€34,620 as of 1/1/2010);

(2 sets of initials)
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SAP

•	Level B of annual compensation is between one and four times the annual Social Security ceiling (€138,480 as of 1/1/2010);

•	Level C of annual compensation is between four and eight times the annual Social Security ceiling (€276,960 as of 1/1/2010).

•	Total and Irreversible Loss of Autonomy (TILA):

The insured will be recognized as suffering from a total and irreversible loss of autonomy if, following an accident or illness, the following two conditions are met: it is absolutely impossible for the insured to exercise an occupation or perform work that provides him/her with any gain or profit and such impossibility is assumed to be permanent, and Social Security recognizes that he/she requires the assistance of a third person to carry out everyday acts of life.

•	Disability categories:

•	Category 1: the disabled person is able to perform a remunerated activity

•	Category 2: the disabled person is absolutely unable to exercise any profession whatsoever

•	Category 3: the disabled person is absolutely unable to exercise any profession whatsoever and, furthermore, requires the assistance of a third person to carry out everyday acts of life.

•	Educational Benefit:

A benefit paid to dependent children until their majority, or until their 26th birthday if they pursue higher education.

•	Accident:

“Accident” means any bodily injury that is caused by an external, sudden and unforeseen event. Events that totally or partially have a pathological cause, in particular illnesses, including violent illnesses, lesions of any type and epidemics cannot, therefore, be considered accidents.

3 – COVERAGES IN THE EVENT OF DEATH

•	Concretely, in the event of my death, how much will my beneficiaries receive? (indicative example not contractually binding)

My personal situation: I am married and have two dependent children who are respectively 8 and 13 years old. My gross annual salary is €25,000.

In the event of my death, regardless of the cause, my spouse and children (designated as beneficiaries of the policy) will receive the following benefits.

•	If I chose option 1 at the time of my subscription, the death benefit will total €115,000 (400% + 60% of €25,000) + an annual educational benefit per child of:

•	€5,000 from the ages of 8 to 10, inclusive (20% of €25,000);

•	€6,250 from the ages of 11 to 18, inclusive (25% of €25,000);

•	€7,500 from the ages of 19 to 25, inclusive, if the child pursues higher education (30% of €7,500).

NB: In the event of accidental death, an additional death benefit of €115,000 will be paid (400% + 60% of €25,000).

•	If I chose option 2 at the time of my subscription, the death benefit will total €150,000 (500% + 100% of €25,000) + an annual educational benefit per child of:

•	€3,000 from the ages of 8 to 10, inclusive (12% of €25,000);

•	€3,750 from the ages of 11 to 18, inclusive (15% of €25,000);

•	€4,500 from the ages of 19 to 25, inclusive, if the child pursues higher education (18% of €7,500).

NB: In the event of accidental death, an additional death benefit of €150,000 will be paid.

(2 sets of initials)
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SAP

•	Taxation of benefits

Amounts paid as death benefits are not included in the decedent’s estate and, therefore, are not subject to inheritance taxes.

4 – CHOICE OF OPTION

In the event of the insured’s death, the Insurer will pay the designated beneficiaries the benefits summarized in this document and defined in the policy and information notice, depending on the option the insured selected at the time of his/her membership.

The member must select an option at the time he/she takes out the insurance. That choice may be modified:

•	On January 1 of each year by sending HR, before October 1, a new form selecting the new option.

•	At any time, if there is a change in the insured’s family situation. Such change will take effect on the first day of the month following the request, as evidenced by the postmark.

In any event, if the insured does not select an option, option 2 will apply.

(2 sets of initials)
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